ATSG Reports Strong Third Quarter 2022 Results
Versus 3Q2021:
•Delivers 11% Top-line Growth
•Seven More Boeing 767 Freighter Leases
•Reaffirms 2022 Adjusted EBITDA Guidance

WILMINGTON, OH, November 3, 2022 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the third quarter and nine months ended September 30, 2022. ATSG's third quarter 2022 results, as compared with the third quarter 2021, include:

Third Quarter 2022 Results
•Revenues of $517 million, up $51 million or 11% from a year ago.
•GAAP Earnings of $50 million, or $0.68 per share, down $12 million. Third quarter 2021 GAAP results included $30 million pretax in government grants representing pandemic relief for ATSG’s passenger airline, and $7 million in incremental pretax losses on financial instruments, primarily related to warrant revaluations.
•Adjusted Earnings Per Share* of $0.60 increased three cents per share. In addition to adjustments for government grants and warrant revaluation gains, results for each year reflect additional shares for a change in GAAP presentation related to convertible notes.
•Adjusted Pretax Earnings* of $67 million, up $7 million.
•Adjusted EBITDA* of $163 million, up $10 million.
•Operating Cash Flow of $148 million, versus $122 million for the year ago quarter. Also, Adjusted Free Cash Flow* of $91 million, versus $73 million for the year-ago quarter, as sustaining capital expenditures, primarily for aircraft maintenance, increased $7 million.

Rich Corrado, president and chief executive officer of ATSG, said, "Our teams continued to achieve or exceed our growth and performance goals during the third quarter, as our emphasis on long-term lease and commercial arrangements with customers continues to dampen the effect of macroeconomic factors on our results. We will complete delivery of eight Boeing 767-300 freighter leases this year while adding seven more customer-provided freighters that we fly on their behalf. Freighter leases continue to fuel our earnings momentum, driving pretax earnings for our leasing subsidiary up 30 percent in the third quarter. Operating hours for our airlines continue to grow, and we’re expecting another busy peak season."

* Adjusted Earnings Per Share, Adjusted Pretax Earnings, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results

Cargo Aircraft Management (CAM)
•External leases of seven more Boeing 767s since September 2021 contributed to CAM’s 18 percent third-quarter revenue gain and 30 percent increase in pre-tax profits from a year ago. Also contributing to CAM's improved results were engine leasing and pay-by-cycle engine support services.
•Eighty-nine CAM-owned 767 freighter aircraft were leased to external customers as of September 30, 2022. Five of eight newly converted 767-300 freighters CAM expects to lease in 2022 were delivered in the first nine months of the year.

•Twenty-one CAM-owned aircraft were in or awaiting conversion to freighters as of September 30, 2022, consisting of fourteen 767-300s and seven A321s. That included six 767-300 and six A321-200 passenger aircraft purchased for conversion to freighters during the first nine months of 2022.

ACMI Services
•Third-quarter revenues from ATSG’s three airline subsidiaries increased 8 percent to $357 million compared to the year ago quarter.
•Revenue block hours increased 3 percent for the third quarter, including an 8 percent increase for cargo operations and a 14 percent decrease for passenger and combi flying. Our airlines operated ten more freighter aircraft under CMI arrangements. Passenger airline operations in support of the U.S. government were exceptionally high in the third quarter of 2021 as Omni Air supported the evacuation of military and civilian personnel from Afghanistan.
•Pretax segment earnings were $25 million for the quarter, down from the prior-year period but up sequentially from the second quarter of this year. Third-quarter 2021 results included $30 million in earnings from government grants awarded to offset pandemic effects on Omni Air’s passenger operations. Third-quarter results continued to be affected by increased travel and training expenses for flight crews and contracted line maintenance technician costs.

2022 Outlook
ATSG expects its Adjusted EBITDA for 2022 to meet or exceed $640 million, up nearly $100 million from 2021. The 2022 Adjusted EBITDA forecast assumes for the fourth quarter:
•Delivery of the last three of eight dry leases of 767-300 newly converted freighters CAM will complete this year.
•Addition of the last three of seven customer-provided 767 freighters that our airlines will operate under CMI arrangements.
•Achieving projected levels of peak-season flying.

ATSG expects its capital spending for 2022 will be $625 million, including $195 million in sustaining capex and $430 million for growth. Growth capex will be funded primarily by the strong Adjusted Free Cash Flow ATSG is generating this year.

“We are on schedule to meet our targets, as demand for our express-package network assets and flight operations remains strong. We are ready to operate under expanded peak holiday-season flight schedules for our CMI customers, supporting fulfillment of higher e-commerce shopping spurred by special early-season promotions. We anticipate growth in ATSG’s cash flow through the current economic cycle and beyond," he said.

Corrado noted that ATSG expects to lease more than 20 freighters in 2023, including fourteen 767-300s and at least six A321-200s. By year-end 2022, CAM will own or hold rights to acquire all of the 767s and A321s it requires for lease deliveries in 2023. Those orders are backed by customer deposits or are from existing lease customers.

In 2024, CAM expects a similar pace of 767 and A321 lease deliveries, plus the first of twenty-nine Airbus A330-300 freighters it will purchase, convert and lease.

“We expect the Boeing 767-300 and the Airbus A330-300 to be the aircraft of choice for regional express air cargo networks for years to come,” Corrado said. “CAM has secured a sizeable portion of the conversion capacity for both aircraft types emerging from current sources through the middle of this decade. Customers have already placed orders for more than 20 of the 29 A330 freighters we expect to lease through 2027. All of those customers are based outside of North America, which will further diversify our revenue streams and expand our presence abroad.”

Share Repurchases
In August, ATSG noted that restrictions on its ability to repurchase shares under CARES Act provisions would expire at the end of September. ATSG resumed share repurchases during October 2022, acquiring 1.6 million, or approximately 2 percent of its issued and outstanding shares in open-market and private transactions.

Corrado said, "ATSG’s Board of Directors continues to believe that share repurchases, as one component of a carefully considered capital allocation program, are in the best interest of all shareholders of ATSG. ATSG will continue to buy back shares when both market conditions and our assessment of other capital allocation alternatives indicates that they represent the best use of our capital, consistent with our goal to maximize shareholder returns over the long term."

Non-GAAP Financial Measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results and project future results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.
The historical non-GAAP financial measures included in this release are reconciled to GAAP earnings in tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on Friday, November 4, 2022, at 10 a.m. Eastern time to review its financial results for the third quarter of 2022. Participants must register in advance to receive a number and PIN to connect by phone, using a link provided on our website, atsginc.com/investors. A separate link will offer access to a live, listen-only webcast of the call. The webcast will remain available for replay via the same site for 30 days.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. Such factors include, but are not limited to: (i) the extent to which changes in market conditions impact the number, timing, and scheduled routes of aircraft deployments to new and existing customers; (ii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration, which may be impacted by global supply chain disruptions; (iii) our operating airlines' ability to maintain on-time service and control costs; (iv) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (v) the effects of persistent elevated rates of inflation and changes in general economic and/or industry-specific conditions such as higher labor costs, increases in interest rates, an economic recession, and downturns in customer business cycles; (vi) the impact arising from COVID-19 outbreaks, including the emergence of COVID-19 variants; (vii) mark-to-market changes on certain financial instruments; and (viii) other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
REVENUES	$516,916	$465,955	$1,512,444	$1,251,915

OPERATING EXPENSES
Salaries, wages and benefits	169,967	148,074	494,526	431,614
Depreciation and amortization	83,283	77,751	246,726	224,435
Maintenance, materials and repairs	41,541	43,751	116,657	131,671
Fuel	68,620	50,176	202,080	117,210
Contracted ground and aviation services	18,278	21,620	56,762	55,217
Travel	29,865	24,928	82,544	61,833
Landing and ramp	4,210	4,027	12,873	10,162
Rent	8,383	5,807	22,114	17,401
Insurance	2,346	3,178	7,224	9,382
Other operating expenses	17,764	17,205	57,968	48,378
Government grants	—	(30,322)	—	(96,626)
	444,257	366,195	1,299,474	1,010,677

OPERATING INCOME	72,659	99,760	212,970	241,238
OTHER INCOME (EXPENSE)
Interest income	56	8	80	36
Non-service component of retiree benefit credits	4,635	4,457	15,411	13,370
Debt issuance costs	—	—	—	(6,505)
Net gain (loss) on financial instruments	695	(7,378)	9,402	37,797
Losses from non-consolidated affiliates	(954)	(1,147)	(5,577)	(1,365)
Interest expense	(12,167)	(14,459)	(33,027)	(44,002)
	(7,735)	(18,519)	(13,711)	(669)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	64,924	81,241	199,259	240,569
INCOME TAX EXPENSE	(14,736)	(18,878)	(45,065)	(56,047)

EARNINGS FROM CONTINUING OPERATIONS	50,188	62,363	154,194	184,522

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	854	2,309	1,736	2,374
NET EARNINGS	$51,042	$64,672	$155,930	$186,896

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.68	$0.85	$2.08	$2.75
Diluted	$0.57	$0.81	$1.76	$2.14

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	73,998	73,721	73,956	67,177
Diluted	88,746	76,743	88,980	75,277

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$54,486	$69,496
Accounts receivable, net of allowance of $989 in 2022 and $742 in 2021	250,548	205,399
Inventory	55,322	49,204
Prepaid supplies and other	28,281	28,742
TOTAL CURRENT ASSETS	388,637	352,841

Property and equipment, net	2,339,278	2,129,934
Customer incentive	85,472	102,913
Goodwill and acquired intangibles	495,195	505,125
Operating lease assets	61,742	62,644
Other assets	154,841	113,878
TOTAL ASSETS	$3,525,165	$3,267,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$186,460	$174,237
Accrued salaries, wages and benefits	60,170	56,652
Accrued expenses	12,910	14,950
Current portion of debt obligations	637	628
Current portion of lease obligations	21,879	18,783
Unearned revenue and grants	37,289	47,381
TOTAL CURRENT LIABILITIES	319,345	312,631
Long term debt	1,369,006	1,298,735
Stock warrant obligations	715	915
Post-retirement obligations	20,140	21,337
Long term lease obligations	40,581	44,387
Other liabilities	56,810	49,662
Deferred income taxes	253,036	217,291

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 74,366,636 and 74,142,183 shares issued and outstanding in 2022 and 2021, respectively	744	741
Additional paid-in capital	1,039,354	1,074,286
Retained earnings	486,231	309,430
Accumulated other comprehensive loss	(60,797)	(62,080)
TOTAL STOCKHOLDERS’ EQUITY	1,465,532	1,322,377
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,525,165	$3,267,335

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

OPERATING CASH FLOWS	$147,861	$122,047	$398,070	$429,238

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(97,666)	(78,462)	(302,959)	(278,566)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(56,482)	(49,415)	(145,399)	(149,560)
Proceeds from property and equipment	3,605	2,800	3,759	3,524
Investments in businesses	312	327	(16,233)	(2,155)
TOTAL INVESTING CASH FLOWS	(150,231)	(124,750)	(460,832)	(426,757)

FINANCING ACTIVITIES:
Principal payments on debt	(50,215)	(32,099)	(345,525)	(1,758,018)
Proceeds from borrowings	60,000	—	510,000	1,430,600
Repurchase of senior unsecured notes	—	—	(115,204)	—
Proceeds from senior unsecured bond issuance	—	—	—	207,400
Payments for financing costs	—	(293)	—	(3,099)
Proceeds from issuance of warrants	—	—	—	131,967
Taxes paid for conversion of employee awards	(80)	(6)	(1,519)	(1,242)
TOTAL FINANCING CASH FLOWS	9,705	(32,398)	47,752	7,608

NET INCREASE (DECREASE) IN CASH	$7,335	$(35,101)	$(15,010)	$10,089

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$47,151	$84,909	$69,496	$39,719
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54,486	$49,808	$54,486	$49,808

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS AND ADJUSTED PRETAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues
CAM
Aircraft leasing and related revenues	$114,526	$97,960	$341,164	$279,813
Lease incentive amortization	(5,030)	(5,029)	(15,089)	(15,011)
Total CAM	109,496	92,931	326,075	264,802
ACMI Services	357,375	330,906	1,034,963	851,338
Other Activities	108,423	90,292	318,837	281,226
Total Revenues	575,294	514,129	1,679,875	1,397,366
Eliminate internal revenues	(58,378)	(48,174)	(167,431)	(145,451)
Customer Revenues	$516,916	$465,955	$1,512,444	$1,251,915

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	36,975	28,502	111,587	72,518
ACMI Services, inclusive of government grants and interest expense	25,265	58,225	69,267	124,246
Other Activities	(1,182)	(1,047)	560	2,503
Net, unallocated interest expense	(510)	(371)	(1,391)	(1,995)
Non-service components of retiree benefit credit	4,635	4,457	15,411	13,370
Debt issuance costs	—	—	—	(6,505)
Net gain (loss) on financial instruments	695	(7,378)	9,402	37,797
Loss from non-consolidated affiliates	(954)	(1,147)	(5,577)	(1,365)
Earnings from Continuing Operations before Income Taxes (GAAP)	$64,924	$81,241	$199,259	$240,569

Adjustments to Pretax Earnings
Add customer incentive amortization	5,822	5,798	17,442	17,295
Less government grants	—	(30,322)	—	(96,626)
Less non-service components of retiree benefit credit	(4,635)	(4,457)	(15,411)	(13,370)
Add debt issuance costs	—	—	—	6,505
Less net (gain) loss on financial instruments	(695)	7,378	(9,402)	(37,797)
Add loss from non-consolidated affiliates	954	1,147	5,577	1,365
Add net charges for hangar foam incident	960	—	960	—
Adjusted Pretax Earnings (non-GAAP)	$67,330	$60,785	$198,425	$117,941
Adjusted Pretax Earnings excludes certain items included in GAAP based pretax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Earnings from Continuing Operations Before Income Taxes	$64,924	$81,241	$199,259	$240,569
Interest Income	(56)	(8)	(80)	(36)
Interest Expense	12,167	14,459	33,027	44,002
Depreciation and Amortization	83,283	77,751	246,726	224,435
EBITDA from Continuing Operations (non-GAAP)	$160,318	$173,443	$478,932	$508,970
Add customer incentive amortization	5,822	5,798	17,442	17,295
Less government grants	—	(30,322)	—	(96,626)
Add non-service components of retiree benefit credits	(4,635)	(4,457)	(15,411)	(13,370)
Less debt issuance costs	—	—	—	6,505
Less net (gain) loss on financial instruments	(695)	7,378	(9,402)	(37,797)
Add loss from non-consolidated affiliates	954	1,147	5,577	1,365
Add net charges for hangar foam incident	960	—	960	—

Adjusted EBITDA (non-GAAP)	$162,724	$152,987	$478,098	$386,342

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, adjustments from earnings also remove the recognition of government grants and charges, net of related insurance recoveries, resulting from the inadvertent discharge of a fire suppression system at one of the Company's maintenance hangars in August of 2022. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, recognition of government grants, charge off of debt issuance costs upon debt restructuring and costs from non-consolidated affiliates.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	September 30,		September 30,		September 30,
	2022	2021	2022	2021	2022

OPERATING CASH FLOWS (GAAP)	$147,861	$122,047	$398,070	$429,238	$552,389
Sustaining capital expenditures	(56,482)	(49,415)	(145,399)	(149,560)	(178,943)

ADJUSTED FREE CASH FLOW (Non-GAAP)	$91,379	$72,632	$252,671	$279,678	$373,446

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Cash receipts from government payroll support programs, which are included in operating cash flows, were $0 and $83.0 million for the nine month periods ended September 30, 2022 and 2021, respectively. Cash receipts from government payroll support programs were $0 for the twelve months ended September 30, 2022.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful to evaluate the company's ability to generate cash for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended				Nine Months Ended
	September 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$50,188		$62,363		$154,194		$184,522
Gain from warrant revaluation, net of tax[1]	(105)		—		(155)		(23,776)
Convertible notes interest charges, net of tax[2]	763		—		2,285		—
Earnings from Continuing Operations - diluted (GAAP)	50,846	$0.57	62,363	$0.81	156,324	$1.76	160,746	$2.14
Adjustments to remove the following, net of tax
Customer incentive amortization[3]	4,493	$0.05	4,475	$0.06	13,461	$0.15	13,348	$0.18
Government grants[4]	—	$—	(23,402)	$(0.30)	—	$—	(74,574)	$(0.99)
Non-service component of retiree benefits[5]	(3,577)	$(0.04)	(3,440)	$(0.04)	(11,893)	$(0.14)	(10,319)	$(0.14)
Derivative and warrant revaluation[6]	(431)	$—	5,694	$0.06	(7,102)	$(0.08)	(5,395)	$(0.13)
Loss from affiliates[7]	736	$0.01	885	$0.01	4,304	$0.05	1,053	$0.01
Debt issuance costs [8]	—	$—	—	$—	—	$—	5,020	$0.07
Convertible debt interest charges (prior period), net of tax[2]	—	$—	2,355	$(0.03)	—	$—	7,018	$(0.03)
Hangar foam incident [9]	741	$0.01	—	$—	741	$0.01	—	$—
Adjusted Earnings from Continuing Operations (non-GAAP)	$52,808	$0.60	$48,930	$0.57	$155,835	$1.75	$96,897	$1.11

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted (GAAP)	88,746		76,743		88,980		75,277
Additional shares - warrants[1]	—		1,343		—		3,583
Additional shares - convertible notes[2]	—		8,111		—		8,111
Adjusted Shares (non-GAAP)	88,746		86,197		88,980		86,971

This presentation does not give effect to convertible note hedges the Company purchased having the same number of the Company's common shares, 8.111 million shares, and the same strike price of $31.90, that underlie the Convertible Notes. The convertible note hedges are expected to reduce the potential equity dilution with respect to the Company's common stock upon conversion of the Convertible Notes.
Adjusted Earnings from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.
1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" was adopted prospectively for EPS calculations on January 1, 2022 using the modified retrospective approach. The new GAAP requires convertible debt to be treated under the "if-convert method" for EPS. Periods prior to adoption include adjustments to reflect EPS as if the new standard had been applied historically for comparability purposes.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the effects of government grants received under federal payroll support programs.
5.Removes the non-service component of post-retirement costs and credits.
6.Removes gains and losses from financial instruments, including derivative interest rate instruments and warrant revaluations.
7.Removes losses for the Company's non-consolidated affiliates.
8.Removes the charge off of debt issuance costs when the Company modified its debt structure.
9.Removes charges related to the inadvertent discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	September 30, 2021		December 31, 2021		September 30, 2022		December 31, 2022 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	32	3	33	3	32	3	32	3
B767-300	61	9	65	9	74	8	80	8
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	—	—	—	—	—	—
Total Aircraft in Service	93	19	98	19	106	18	112	18

B767-300 in or awaiting cargo conversion	15	—	12	—	14	—	15	—
A321 in or awaiting cargo conversion	1	—	1	—	7	—	9	—
A330 awaiting cargo conversion	—	—	—	—	—	—	1	—
B767-200 staging for lease	2	—	1	—	2	—	2	—
Total Aircraft	111	19	112	19	129	18	139	18

Aircraft in Service
	September 30,		December 31,		September 30,		December 31,
	2021		2021		2022		2022 Projected

Dry leased without CMI	35		35		37		41
Dry leased with CMI	47		50		52		52
Customer provided for CMI	4		6		10		13
ACMI/Charter[1]	26		26		25		24

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.